LSB INDUSTRIES, INC.                                    Exhibit 11.1
                                                                     Page 1 of 6
        PRIMARY EARNINGS PER SHARE COMPUTATION

                                                              1994 quarter ended
                                             ____________________________________

                                              March 31                 June 30
                                            __________              ___________
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                    13,673,971                13,659,691
    Common shares issued on conversion
  of redeemable preferred stock;
  calculated on weighted average
  basis                                             360                         -
    Common shares issued upon exercise
  of employee or director stock
  options; calculated on weighted
  average basis                                   6,833                    24,846
    Purchases of treasury stock;
  calculated on weighted average
  basis                                         (20,000)                  (29,176)
                                             __________                __________
                                             13,661,164                13,655,361

Common Stock equivalents:
    Shares issuable upon exercise of
  options and warrants (including
  the weighted average for shares
  subject to options and warrants
  granted during the period)                    934,807                   877,794
    Assumed repurchase of outstanding
  shares up to the 20% limitation
  (based on average market price for
  the period)                                  (247,510)                 (238,754)
    Common shares issuable on conversion
  of redeemable preferred stock,
  excluding shares included above
  on actual conversion                           65,120                    64,760
                                             __________                __________
                                                752,417                   703,800
                                             __________                __________
                                             14,413,581                14,359,161
                                             ==========                ==========

Earnings for primary earnings per share:
  Net earnings                              $ 2,203,665               $27,254,968

  Dividends on cumulative preferred stocks      (76,145)                  (60,000)
  Dividends on convertible, exchangeable
    Class C preferred Stock (6.5% annually)    (747,500)                 (747,500)
                                             __________                __________

 Earnings applicable to common stock        $ 1,380,020               $26,447,468
                                             ==========                ==========

 Earnings per share                               $ .10                     $1.84
                                                  =====                     =====











                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                     Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                         Six months
                                                           ended
                                                        June 30, 1994
                                                       _______________


Net earnings applicable to common Stock                  $27,827,488
                                                          ==========

Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                  14,386,371
                                                          ==========

Earnings per share                                             $1.93
                                                                ====



              LSB INDUSTRIES, INC.                                  Exhibit 11.1
                                                                     Page 3 of 6
    PRIMARY EARNINGS PER SHARE COMPUTATION

                                                       1993 quarter ended
                                            ____________________________________

                                               March 31                June 30
                                               _________              _________

Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                     7,393,674             12,706,305
    Common shares issued on conversion
  of redeemable preferred stock;
  calculated on weighted average
  basis                                           1,070                    100
    Common shares issued on conversion
  of convertible preferred stock;
  calculated on weighted average
  basis                                       1,304,070                      -
    Common shares issued upon exercise
  of employee or director stock
  options; calculated on weighted
  average basis                                  19,500                114,951
    Sale of stock; calculated on weighted
  average basis                                   5,843                      -
                                             __________             __________
                                              8,724,157             12,821,356
Common Stock equivalents:
    Shares issuable upon exercise of
  options and warrants (including
  the weighted average for shares
  subject to options and warrants
  granted during the period)                  2,069,776              1,940,325
    Assumed repurchase of outstanding
  shares up to the 20% limitation
  (based on average market price for
  the period)                                  (513,253)              (446,403)
    Common shares issuable on conversion
  of redeemable preferred stock,
  excluding shares included above
  on actual conversion                           67,810                 66,640
                                             __________             __________
                                              1,624,333              1,560,562
                                             __________             __________
                                             10,348,490             14,381,918
                                             ==========             ==========

Earnings for primary earnings per share:
  Net earnings                              $ 2,657,133            $ 5,758,100
  Dividends on cumulative preferred stocks       77,220                 60,000
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)           -                290,183
                                             __________             __________

 Earnings applicable to common stock        $ 2,579,913            $ 5,407,917
                                             ==========             ==========

 Earnings per share                                $.25                   $.38
                                                   ====                   ====









                    LSB INDUSTRIES, INC.                            Exhibit 11.1
                                                                     Page 4 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION


                                                          Six months
                                                             ended
                                                         June 30, 1993
                                                        _______________

Net earnings applicable to common stock                   $ 7,987,830
                                                           ==========

Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   12,365,204
                                                           ==========

Earnings per share                                               $.65
                                                                 ====



              LSB INDUSTRIES, INC.                                  Exhibit 11.1
                                                                     Page 5 of 6
    FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                        1994 quarter ended
                                           _____________________________________

                                              March 31                June 30
                                             __________              __________

Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share          13,661,164             13,655,361
  Shares issuable upon exercise of
    options and warrants                       934,807                877,794
  Assumed repurchase of outstanding
   shares up to the 20% limitation
   (based on ending market price
    for the quarter if greater than
    the average)                             (247,510)               (238,754)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
     actual conversion                         65,120                  64,760
  Common shares issuable upon conversion
     of convertible note payable                4,000                   4,000
  Common shares issuable upon conversion
     of convertible preferred stock, if
     dilutive, from date of issue:
      Series B                                666,666                 666,666
      Series 2                                      -               3,956,000
                                           __________              __________
                                           15,084,247              18,985,827
                                           ==========              ==========
Earnings for fully diluted earnings
  per share:
  Net earnings                              2,203,665              27,254,968
  Interest on convertible note                    180                     180
  Dividends on cumulative preferred
    stocks                                   (747,500)                      -
                                           __________              __________
  Earnings applicable to common stock       1,456,345              27,255,148
                                           ==========              ==========

   Earning per share                              .10                    1.44
                                                  ===                    ====


                                                         Six months
                                                            ended
                                                        June 30, 1994
                                                        ______________

Net earnings applicable to common stock                  $28,711,493
                                                          ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                  17,035,037
                                                          ==========

Earnings per share                                            $ 1.69
                                                               =====








              LSB INDUSTRIES, INC.                                  Exhibit 11.1
                                                                     Page 6 of 6
    FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                        1993 quarter ended
                                           _____________________________________

                                               March 31                 June 30
                                              __________             ___________

Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share            8,724,157              12,821,356
  Shares issuable upon exercise of
    options and warrants                      2,069,776              1,940,325
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                                   (495,004)              (408,527)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                         67,810                 66,640
  Common shares issuable upon conversion
    of convertible note payable                   4,000                  4,000
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                                  666,666                666,666
      Series 1, net of shares held in
        treasury                              3,748,470                      -
  Series 2                                            -              1,494,489
                                             __________             __________
                                             14,785,875             16,584,949
                                             ==========             ==========
Earnings for fully diluted
  earnings per share:
  Net earnings                              $ 2,657,133            $ 5,758,100
  Interest on convertible note                      180                    180
                                             __________             __________
  Earnings applicable to common stock       $ 2,657,313            $ 5,758,280
                                             ==========             ==========

   Earnings per share                              $.18                   $.35
                                                   ====                   ====


                                                         Six months
                                                            ended
                                                        June 30, 1993
                                                        ______________

Net earnings applicable to common stock                  $ 8,415,593
                                                          ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                  15,685,412
                                                          ==========

Earnings per share                                              $.54
                                                                ====
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